Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amended Registration Statement on Form S-1 (No. 333-268003) of LiveWire Group, Inc. of our report dated March 6, 2023 relating to the consolidated financial statements of LiveWire Group, Inc., included in its Annual Report (Form 10-K), which appears in the Prospectus Supplement of LiveWire Group, Inc. dated March 6, 2023, which forms part of this Amended Registration Statement.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
March 6, 2023